FOR IMMEDIATE RELEASE

KRISPY KREME REPORTS EARNINGS PER SHARE OF $0.13 FOR THE FIRST QUARTER OF
FISCAL 2012

Winston-Salem, NC – May 23, 2011 – Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the “Company”) today reported financial results for the first quarter of fiscal 2012, ended May 1, 2011.

First Quarter Fiscal 2012 Highlights Compared to the Year-Ago Period:
  Revenues increased 13.6% to $104.6 million from $92.1 million
  Company same store sales rose 5.8%, the tenth consecutive quarterly increase
  Operating income rose 61.7% to $9.8 million from $6.1 million
  Operating income, excluding the effects of impairment charges and lease termination costs of $240,000 and $1.3 million in fiscal 2012 and 2011, respectively, rose 36.5% to $10.0 million from $7.4 million
  Net income was $9.2 million ($0.13 per share diluted) compared to $4.5 million ($0.06 per share diluted) in the first quarter last year
  Cash provided by operating activities was $5.1 million compared to $1.7 million in the first quarter last year
The Company ended the first quarter with a total of 652 Krispy Kreme stores systemwide, a net increase of 6 shops during the quarter. As of May 1, 2011, there were 86 Company stores and 566 franchise locations.

James H. Morgan, President and Chief Executive Officer, commented: “We delivered a strong performance in the first quarter, characterized by double-digit revenue growth, a significant increase in consolidated operating income, and our best quarterly net profit since the fourth quarter of fiscal 2004. Substantially improved results in the Company Stores segment were a major driver of our improved results. We also benefitted from lower impairment charges and lease termination costs and a significant reduction in interest expense resulting from the January 2011 refinancing of our credit facilities. While commodity costs created some headwinds, and will continue to do so for the remainder of the year, we believe we are off to a good start in fiscal 2012. We are pleased to reaffirm our outlook for consolidated operating income, exclusive of impairment charges and lease termination costs, of between $22 million and $24 million for the year, although we believe first quarter results make the high end of that range appear increasingly achievable.”

First Quarter Fiscal 2012 Results

Consolidated Results

For the first quarter ended May 1, 2011, revenues increased 13.6% to $104.6 million from $92.1 million. Year-over-year revenue increases were generated in all four business segments.

Direct operating expenses increased to $87.0 million from $77.2 million in the same period last year, but as a percentage of total revenues, were down slightly to 83.2% from 83.8%. General and administrative expenses decreased to $5.6 million from $5.7 million in the same period last year and, as a percentage of total revenues, decreased to 5.4% from 6.2%. Impairment charges and lease termination costs were $240,000 compared to $1.3 million in the year-ago period.

Operating income increased to $9.8 million from $6.1 million.

Interest expense decreased to $480,000 from $1.9 million, principally reflecting lower interest rates as a result of the January 2011 refinancing of the Company’s credit facilities as well as the reduced level of indebtedness.

Net income was $9.2 million ($0.13 per share diluted) compared to $4.5 million ($0.06 per share diluted), in the first quarter last year.

Segment Results

Company Stores revenues increased 11.1% to $69.5 million from $62.5 million. Same store sales at Company stores rose 5.8%, the tenth consecutive quarterly increase. Price increases instituted during the first quarter to help offset higher input costs drove the increase, as higher customer traffic was offset by a decrease in the average guest check exclusive of pricing effects. The Company Stores segment posted an operating profit of $2.2 million, compared to breakeven results last year.

Domestic Franchise revenues increased 7.7% to $2.4 million from $2.2 million, reflecting a 6.8% rise in sales by domestic franchisees. Same store sales rose 4.6% at domestic franchise stores. The increase in revenues was offset by higher segment operating expenses, resulting in Domestic Franchisee segment operating income of $1.1 million in the first quarter of fiscal 2012, flat to last year.

International Franchise revenues increased 18.4% to $5.6 million from $4.8 million. A $500,000 reduction in initial franchise fees, reflecting 16 store openings in the first quarter of fiscal 2012 compared to 41 openings in the first quarter of fiscal 2011, was offset by higher royalty revenues reflecting a 16.4% increase in constant dollar sales by international franchise stores. Adjusted to eliminate the effects of changes in foreign exchange rates, same store sales at international franchise stores fell 9.6%, reflecting, among other things, honeymoon effects from the over 300 stores opened internationally in the past three years, as well as cannibalization as markets develop. The rate of decline in constant dollar international franchise same store sales fell for the fifth consecutive quarter.

International Franchise revenues benefited from the recognition of approximately $375,000 of revenues related to Krispy Kreme Mexico which accrued in prior periods but which had not previously been recognized due to uncertainty about their collectibility. As previously announced, the Company sold its equity interest in KK Mexico on May 5, and in connection with the sale received payment of approximately $765,000 of past due amounts, consisting of approximately $375,000 of previously unrecognized revenues and approximately $390,000 of receivables for which reserves previously had been established. In light of the collection of the past due amounts in connection with the sale, the Company recorded the $375,000 of revenues and the $390,000 bad debt recovery in the first quarter of fiscal 2012. The Company will report a gain on the sale of its interest in KK Mexico currently estimated at $5.9 million ($4.4 million after Mexican taxes, or $0.06 per share) in the second quarter. The International Franchise segment generated operating income of $4.2 million compared to $3.5 million last year.

Total KK Supply Chain revenues (including sales to Company stores) increased 17.4% to $53.9 million from $45.9 million in the first quarter last year, largely driven by selling price increases in major product categories. External KK Supply Chain revenues rose 19.9% to $27.1 million from $22.6 million in the first quarter last year. KK Supply Chain generated operating income of $8.3 million in the first quarter of fiscal 2012 compared to $8.7 million in the first quarter last year. KK Supply Chain has raised selling prices to recover rising input costs resulting from higher agricultural commodity prices, but generally has not marked up those higher costs; accordingly, KK Supply Chains’ gross profit and operating margins declined in the first quarter of fiscal 2012 compared to the first quarter of last year.

Conference Call

Management will host a conference call to review first quarter results as well as management’s outlook this morning at 8:00 a.m. (EDT).

A live webcast of the conference call will be available at www.KrispyKreme.com. The conference call also can be accessed over the phone by dialing (877) 291-1289 or, for international callers, by dialing (631) 865-4991. To access an archived audio replay of the call, dial (800) 642-1687, or (706) 645-9291 for international callers; the passcode is 65595072. The audio replay will be available through May 30, 2011. A transcript of the conference call also will be available on the Company website.

About Krispy Kreme

Krispy Kreme is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. Headquartered in Winston-Salem, NC, the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, Krispy Kreme shops can be found in over 650 locations in 21 countries around the world. Visit us at www.krispykreme.com.

###

Information contained in this press release, other than historical information, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. The words “believe,” “may,” “could,” “will,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words, identify forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; our ability to implement our new domestic operating model; currency, economic, political and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients; compliance with government regulations relating to food products and franchising; our relationships with off-premises customers; our ability to protect our trademarks and trade secrets; restrictions on our operations and compliance with covenants contained in our secured credit facilities; changes in customer preferences and perceptions; risks associated with competition; risks related to the food service industry, including food safety and protection of personal information; and increased costs or other effects of new government regulations relating to healthcare benefits. These and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control, and could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended
	May 1,	May 2,
	2011	2010
	(In thousands, except per share amounts)
Revenues	$104,600	$92,117
Operating expenses:
Direct operating expenses (exclusive of depreciation expense shown below)	86,983	77,155
General and administrative expenses	5,644	5,744
Depreciation expense	1,938	1,864
Impairment charges and lease termination costs	244	1,299
Operating income	9,791	6,055
Interest income	45	40
Interest expense	(477)	(1,871)
Equity in income (losses) of equity method franchisees	(9)	346
Other non-operating income and (expense), net	86	81
Income before income taxes	9,436	4,651
Provision for income taxes	265	183
Net income	$9,171	$4,468

Earnings per common share:
Basic	$0.13	$0.07
Diluted	$0.13	$0.06

Weighted average shares outstanding:
Basic	68,754	68,095
Diluted	71,169	69,230

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED BALANCE SHEET

	May 1,	January 30,
	2011	2011
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,701	$21,970
Receivables	22,789	20,261
Receivables from equity method franchisees	691	586
Inventories	15,090	14,635
Other current assets	4,632	5,970
Total current assets	67,903	63,422
Property and equipment	70,932	71,163
Investments in equity method franchisees	1,787	1,663
Goodwill and other intangible assets	23,776	23,776
Other assets	11,267	9,902
Total assets	$175,665	$169,926

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$2,507	$2,513
Accounts payable	9,817	9,954
Accrued liabilities	25,373	28,379
Total current liabilities	37,697	40,846
Long-term debt, less current maturities	32,263	32,874
Other long-term obligations	19,339	19,778

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value	-	-
Common stock, no par value	371,644	370,808
Accumulated other comprehensive loss	(103)	(34)
Accumulated deficit	(285,175)	(294,346)
Total shareholders’ equity	86,366	76,428
Total liabilities and shareholders’ equity	$175,665	$169,926

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended
	May 1,	May 2,
	2011	2010
	(In thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$9,171	$4,468
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,938	1,864
Deferred income taxes	45	(92)
Impairment charges	-	849
Accrued rent expense	184	(16)
Loss on disposal of property and equipment	145	128
Share-based compensation	893	1,069
Provision for doubtful accounts	(295)	(230)
Amortization of deferred financing costs	102	148
Equity in income (losses) of equity method franchisees	9	(346)
Other	(56)	(81)
Change in assets and liabilities:
Receivables	(3,052)	(2,248)
Inventories	(455)	(266)
Other current and non-current assets	483	(1,353)
Accounts payable and accrued liabilities	(3,013)	(2,277)
Other long-term obligations	(1,033)	74
Net cash provided by operating activities	5,066	1,691
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,843)	(1,594)
Proceeds from disposals of property and equipment	-	54
Escrow deposit	200	-
Other investing activities	(9)	-
Net cash used for investing activities	(1,652)	(1,540)
CASH FLOW FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(626)	(232)
Repurchase of common shares	(57)	(37)
Net cash used for financing activities	(683)	(269)
Net increase (decrease) in cash and cash equivalents	2,731	(118)
Cash and cash equivalents at beginning of period	21,970	20,215
Cash and cash equivalents at end of period	$24,701	$20,097

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION

	Three Months Ended
	May 1,	May 2,
	2011	2010
	(In thousands)
Revenues:
Company Stores:
On-premises sales	$32,861	$30,053
Off-premises sales	36,614	32,481
Company Stores revenues	69,475	62,534
Domestic Franchise	2,369	2,200
International Franchise	5,636	4,760
KK Supply Chain:
Total revenues	53,883	45,905
Less – intersegment sales elimination	(26,763)	(23,282)
External KK Supply Chain revenues	27,120	22,623
Total revenues	$104,600	$92,117

Operating income (loss):
Company Stores	$2,174	$(31)
Domestic Franchise	1,147	1,154
International Franchise	4,171	3,486
KK Supply Chain	8,342	8,690
Total segment operating income	15,834	13,299
Unallocated general and administrative expenses	(5,799)	(5,945)
Impairment charges and lease termination costs	(244)	(1,299)
Consolidated operating income	$9,791	$6,055

Depreciation expense:
Company Stores	$1,537	$1,395
Domestic Franchise	55	55
International Franchise	2	1
KK Supply Chain	189	212
Corporate administration	155	201
Total depreciation expense	$1,938	$1,864

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT

	NUMBER OF STORES
	DOMESTIC	INTERNATIONAL	TOTAL
Number of Stores at May 1, 2011
Company:
Factory	69	-	69
Satellite	17	-	17
Total Company	86	-	86
Franchise:
Factory	101	109	210
Satellite	44	312	356
Total franchise	145	421	566
Total systemwide	231	421	652

	NUMBER OF STORES
	COMPANY	FRANCHISE	TOTAL
Quarter ended May 1, 2011
January 30, 2011	85	561	646
Opened	1	20	21
Closed	-	(15)	(15)
May 1, 2011	86	566	652

Quarter ended May 2, 2010
January 31, 2010	83	499	582
Opened	-	41	41
Closed	-	(7)	(7)
May 2, 2010	83	533	616

KRISPY KREME DOUGHNUTS, INC.

SELECTED OPERATING STATISTICS

	Three Months Ended
	May 1,	May 2,
	2011	2010
Systemwide Sales (in thousands) (1):
Company stores	69,027	62,188
Domestic Franchise stores	66,697	62,478
International Franchise stores	91,591	74,574
International Franchise stores, in constant dollars (2)	91,591	78,703

Change in Same Store Sales (3):
Company stores	5.8%	3.4%
Domestic Franchise stores	4.6	2.7
International Franchise stores	(4.3)	(7.7)
International Franchise stores, in constant dollars (2)	(9.6)	(17.6)

Change in Same Store Customer Count - Company stores (retail sales only)	2.9%	2.3%

Company stores Off-Premises Sales (4):
Grocers/mass merchants:
Change in average weekly number of doors	6.7%	(6.1)%
Change in average weekly sales per door	11.0%	11.4%
Convenience stores:
Change in average weekly number of doors	1.9%	(10.2)%
Change in average weekly sales per door	3.8%	(1.9)%

(1)	Systemwide sales, a non-GAAP financial measure, include the sales by both Company and franchise stores but excludes sales among Company and franchise stores. The Company believes systemwide sales data are useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company. The Company’s consolidated financial statements appearing elsewhere herein include sales by Company stores, sales to franchisees by the KK Supply Chain business segment, and royalties and fees received from franchise stores based on their sales, but exclude sales by franchise stores to their customers.
(2)	Computed on a pro forma basis assuming the average rate of exchange between the U.S. dollar and each of the foreign currencies in which the Company’s international franchisees conduct business had been the same in the comparable prior year period.
(3)	The change in “same store sales” represents the aggregate on-premises sales (including fundraising sales) during the current year period for all stores which had been open for more than 56 consecutive weeks during the current year period (but only to the extent such sales occurred in the 57th or later week of each store’s operation) divided by the aggregate on-premises sales of such stores for the comparable weeks in the preceding year period. Once a store has been open for at least 57 consecutive weeks, its sales are included in the computation of same stores sales for all subsequent periods. In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation. The change in “same store customer count” is similarly computed, but is based upon the number of retail transactions reported in the Company’s point-of-sale system.
(4)	For Company off-premises sales, “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores, and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.

CONTACT: Media, Brian K. Little, +1-336-726-8825, blittle@krispykreme.com, or Investor Relations, Anita K. Booe, +1-336-703-6902, abooe@krispykreme.com